[Form of letter directed to specific recipients]

November 16, 1999

___________________________

___________________________

___________________________

___________________________

Dear _________________,

Thank you again for meeting with our management team last week. We respect your investment in CACI and we appreciate your interest. As you could see, the team is enthusiastic about the future.

As we discussed, the allegations and denials raised in Parsow's recent court filing are completely groundless and we will provide you a summary of our response for your review shortly. His record of Greenmail attempts on CACI is clear; they were not in conjunction with any other "buyback" event or program as he falsely claims. You have read his signed Greenmail letters to CACI.

Inasmuch as your interests are quite important to us, I am hopeful that we addressed all of your questions. Our board of course shares the same fiduciary duty to our shareholders that you do to your constituencies. In this regard, I know you have spoken with Charlie Revoile in the past. If you have any questions about any of these matters, please call us, Charlie or any of our other directors.

Thank you again for your interest and your hospitality.

Sincerely,

/s/

J. P. London

JPL/lb

cc: Charles P. Revoile

[Form of letter directed to specific recipients]

November 16, 1999

_______________________

_______________________

_______________________

_______________________

Dear _____________,

Thank you for meeting with our management team last week. We respect your investment in CACI and we appreciate your interest. We are enthusiastic about CACI as you can see.

As you would expect, CACI's image, reputation and integrity is seriously important to me. I have committed both my personal resources and human energy to its success. Overall, I believe the company is performing well. As to governance, I believe there is an extraordinarily competent and experienced board on duty, on vigil to enhance shareholder value, protect value, and achieve value. Our board of course shares the same fiduciary duty to our shareholders that you do to your constituencies.

Inasmuch as your interests are quite important to us, I am hopeful that we addressed all your questions. Please call us any time you wish.

Thank you again, it was nice to meet you. And thank you for your support.

Sincerely,

/s/

J. P. London

JPL/lb